Exhibit 5.1

[LETTERHEAD OF STEVENS & LEE, P.C.]

December 5, 2005

deCODE genetics, Inc.
Sturlugata 8
Reykjavik, Iceland
Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by deCODE genetics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Company’s (i) common stock, $0.001 par value per share (the “Common Stock”) (ii) preferred stock, $0.001 par value per share (the “Preferred Stock”), (iii) debt securities (the “Debt Securities”), (iv) warrants to purchase securities of the Company (the “Warrants”) and units to purchase securities of the Company (the “Units”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $100,000,000.  The Common Stock, Preferred Stock, Debt Securities Warrants and Units are collectively referred to as the “Securities”).

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments, and such laws and regulations, as we have deemed necessary for purposes of rendering the opinion set forth herein. In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.  We have also assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock or Preferred Stock, as applicable, will be authorized and available for issuance. Insofar as this opinion relates to factual matters, we have assumed with your permission that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein and have not made any independent investigation thereof.

Based on the foregoing, we are of the opinion that when (1) the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, (2) the terms of any class or series of such Securities, and the issuance and sale thereof, have been authorized by appropriate corporate action of the Company in conformity with the Company’s Certificate of Incorporation and By-laws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and are binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (3)  the Company has received valid consideration in excess of the par value of any of the Securities having par value and (4) the Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the applicable Prospectus, the applicable supplement(s) to such Prospectus and the terms and conditions established by appropriate action of the Company, then (a) the Debt Securities or Warrants, as the case may be, will be validly authorized and issued and binding obligations of the Company, and (b) the shares of the Preferred Stock and Common Stock will be legally issued, fully paid and non-assessable.

We express no opinion with respect to the applicability of any law other than the laws of the State of New Jersey, the Delaware General Corporation Law and United States Federal laws.  To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the laws of the State of New Jersey.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose.  It may not be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  The opinions set forth herein are based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related Prospectus under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Stevens & Lee, P.C.